SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Security Exchange Act of 1934

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VITA FOOD PRODUCTS, INC.

(Name of Registrant as Specified In Its Charter)

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VITA FOOD PRODUCTS, INC.

2222 West Lake Street

Chicago, Illinois  60612

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

To the Stockholders of Vita Food Products, Inc.

Notice is hereby given that Stockholders holding a majority of the outstanding common stock, par value $.01 per share, of Vita Food Products, Inc., a Nevada corporation (the “Company”), have taken action by written consent dated as of April 13, 2007 (the “Written Consent”), to approve the Company’s issuance and sale of securities in a change in control arrangement more fully described in the accompanying Information Statement.

Holders of record of the Company’s Common Stock at the close of business on the date of the Written Consent, April 13, 2007, are entitled to notice of the Written Consent.

We are not asking you for a proxy and you are requested not to send us a proxy.

For the Board of Directors,

Stephen D. Rubin

Chairman Emeritus of the Board

Chicago, Illinois

June 4, 2007

1

VITA FOOD PRODUCTS, INC.

2222 West Lake Street

Chicago, Illinois  60612

INFORMATION STATEMENT

Action taken by Written Consent of Stockholders

On April 13, 2007

The following information is provided in connection with an action taken on April 13, 2007 by written consent (the “Written Consent”) of the stockholders of Vita Food Products, Inc., a Nevada corporation (the “Company”), holding a majority of the outstanding common stock, par value $.01 per share, of the Company (the “Common Stock”), for the purposes of authorizing the Company’s issuing and selling securities in a change in control arrangement more fully described in this Information Statement.  This Information Statement is being mailed to stockholders beginning on June 6, 2007.

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

THE WRITTEN CONSENT AND CHANGE IN CONTROL ARRANGEMENT

The purpose of the Written Consent was to authorize the Company’s entering into a transaction with Howard Bedford, a Company director, pursuant to which Mr. Bedford will invest $3,000,000 in the Company, $1,000,000 of which has been invested (the “Change in Control Arrangement”).  On May 14, 2007, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Mr. Bedford with respect to the Change in Control Arrangement.

In consideration for his investment, Mr. Bedford will receive 2,400,000 shares of Common Stock; a “two year warrant” to purchase 500,000 shares of Common Stock at an exercise price of $1.25 per share; a “three year warrant” to purchase 500,000 shares of Common Stock at an exercise price of $1.50 per share; a “four year warrant” to purchase 500,000 shares of Common Stock at an exercise price of $1.50 per share; and a “five year warrant” to purchase 500,000 shares of Common Stock at an exercise price of $1.75 per share.  Following issuance of the securities, Mr. Bedford will beneficially own approximately 53.4% of the Company’s outstanding Common Stock.

The two year warrant will be exercisable during a two year period beginning on the date of issuance.  The three year warrant will be exercisable during a three year period beginning on the date of issuance.  The four year warrant will be exercisable during a four year period beginning on the date of issuance.  The five year warrant will be exercisable during a five year period beginning on the date of issuance.  All of such warrants (the “Warrants”) provide that the kind and number of securities issuable upon exercise of the Warrants and the per security price payable upon exercise, will each be proportionately adjusted in the event the Company pays a dividend in Common Stock or makes a distribution of Common Stock to the holders of Common Stock or subdivides, combines or reclassifies its Common Stock, such that the holder of the Warrants is entitled to receive the kind and number of securities of the Company, for the same aggregate exercise price, which it would have been entitled to receive had the warrant been exercised prior to the dividend, distribution, subdivision, combination or reclassification.  Further, the Warrants provide that in the event the Company reorganizes its capital, reclassifies its Common Stock, consolidates or mergers with or into another entity or sells or transfers its property to another entity, then, upon exercise of the Warrants, the holder of the Warrants will have the right to receive the same kind and number of securities or other property as it would have had the Warrant been exercised prior to such event.

On April 16, 2007, the Board of Directors of the Company received an opinion from an investment banker, a copy of which is attached hereto as Appendix A, that supports the fairness of the Change in Control Arrangement to the Company.

The $2,000,000 balance of Mr. Bedford’s investment will be made, and the shares of Common Stock and Warrants will be issued, after the Change in Control Arrangement is approved by the American Stock Exchange and at least 20 days has elapsed from the date this Information Statement is mailed to Stockholders.

Substantially all of the funds received by the Company from this investment will be used for working capital requirements.

The Company, through its independent directors, engaged in negotiations with two parties in addition to Mr. Bedford, one of which was independent and the other of which was the spouse of another Company director, regarding an equity investment in the Company during March and early April 2007.  As a result of these negotiations, the independent directors believed that Mr. Bedford’s offer to invest $3,000,000 in consideration for the securities described above was in the best interests of the Company’s stockholders because the offer was structured as equity rather than debt and all of Mr. Bedford’s proposed investment could be made in the short-term without a due diligence contingency.

VOTING SECURITIES

The Company’s voting securities consist of one class of Common Stock and one class of preferred stock, par value $0.01 per share (the “Preferred Stock”).  The Company had 4,935,247 outstanding shares of Common Stock and no shares of Preferred Stock outstanding as of the close of business on April 13, 2007, the date of the Written Consent.  Each share of Common Stock is entitled to one vote.  Execution of the Written Consent by holders of a majority of the shares of Common Stock outstanding was required to approve the matter set forth in the Written Consent.

SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

The following table sets forth information as of April 2, 2007, with respect to the beneficial ownership of the Company’s outstanding shares of Common Stock by each stockholder known by the Company to be the beneficial owner of more than 5% of its Common Stock, each director and each Named Executive Officer (as hereinafter defined) and all the directors and executive officers of the Company as a group.  For purposes of this Information Statement, the “Named Executive Officers” are each person who served as chief executive officer or chief financial officer and three additional most highly compensated individuals who served as executive officers or key employees of the Company during fiscal year 2006 whose total compensation for services in all capacities rendered during the year ended December 31, 2006 exceeded $100,000.

	Shares Beneficially Owned
Name of Beneficial Owner (1)	Number(2)	Percent
Stephen D. Rubin (3)	1,597,842	31.0%
Howard Bedford (4)	803,287	15.1
John C. Seramur (5)	488,336	9.5
Clark L. Feldman	460,903	9.3
David Gorenstein (6)	288,814	5.9
J.B.F. Enterprises (7)	275,000	5.6
Clifford K. Bolen (8)	261,719	5.1
Glenn Morris (9)	215,787	4.3
James Rubin (10)	188,000	3.8
Terry W. Hess (11)	33,176	*
Steven A. Rothstein (12)	20,085	*
Scott Levitt (13)	6,031	*
William Kenealy (14)	0	*
All directors and executive officers as a group (7 persons) (15)	3,393,087	56.1%

* Less than 1% of the outstanding shares of Common Stock

(1)             The address of each of the beneficial owners, unless noted otherwise in the footnotes, is c/o Vita Food Products, Inc., 2222 West Lake Street, Chicago, Illinois 60612.

(2)             Includes, when applicable, shares owned of record by such person’s minor children and spouse and by other related individuals and entities over whose shares of Common Stock such person has custody, voting control, or power of disposition.

(3)             Includes shares of Common Stock issuable upon exercise of options to purchase 15,000 shares of Common Stock and includes shares of Common Stock issuable upon exercise of warrants to purchase 200,000 shares of Common Stock.

(4)             Includes shares of Common Stock issuable upon exercise of warrants to purchase 400,000 shares of Common Stock.

(5)             Mr. Seramur’s address is 260 Barefoot Beach, PH4, Bonita Springs, Florida 34134.  Includes 265,000 shares held by the John C. Seramur Revocable Trust Dtd. July 1, 1999.  Includes shares of Common Stock issuable upon exercise of options to purchase 20,000 shares of Common Stock and includes shares of Common Stock issuable upon exercise of warrants to purchase 200,000 shares of Common Stock.

(6)             Includes 284,000 shares of Common Stock held by J.B.F. Enterprises, an Illinois general partnership (“J.B.F.”), which are also listed as being beneficially owned by J.B.F.  Mr. David Gorenstein and The Adele J. Gorenstein Trust are general partners of J.B.F. The address of Mr. David Gorenstein is 900 Skokie Blvd, Suite 108, Northbrook, Illinois 60062.

(7)             Mr. David Gorenstein and The Adele J. Gorenstein Trust are general partners of J.B.F.  The address of J.B.F. is 900 Skokie Blvd, Suite 108, Northbrook, Illinois 60062. These shares are also included in the number of shares beneficially owned by the Mr. David Gorenstein.

(8)             Includes 200,000 shares of Common Stock with respect to which Mr. Bolen shares voting and investment power with certain of his immediate family members.  100,000 of such shares are issuable upon exercise of warrants.  Also includes shares of Common Stock issuable to Mr. Bolen upon exercise of options to purchase 60,000 shares of Common Stock.

(9)             Mr. Morris’ address is 123 Oakmont, Deerfield, Illinois 60015.  Includes 200,000 shares of Common Stock with respect to which Mr. Morris shares voting and investment power with his affiliate, Delphi Casualty Insurance Company.  100,000 of such shares are issuable upon exercise of warrants. Also includes shares of Common Stock issuable to Mr. Morris upon exercise of options to purchase 2,500 shares of Common Stock.

(10)       James Rubin is the brother of Stephen D. Rubin.  The address of James Rubin is 719 Sycamore Lane, Glencoe, Illinois 60022.

(11)       Mr. Hess’s address is 717 Corning Way, Martinsburg, West Virginia 25401.  Mr. Hess is no longer an executive officer of the Company, effective in December 2006.

(12)       Mr. Rothstein’s address is Box 2273, Loop Station, Chicago, Illinois 60690.  Includes shares of Common Stock issuable upon exercise of options to purchase 11,500 shares of Common Stock.

(13)       Mr. Levitt’s address is 1601 Darien Club Drive, Darien, Illinois  60561.  Includes shares of Common Stock issuable upon exercise of options to purchase 2,500 shares of Common Stock.

(14)       Mr. Kenealy resigned from the Company in February 2007.

(15)       Includes shares of Common Stock issuable upon exercise of options to purchase 111,500 shares of Common Stock and shares of Common Stock issuable upon exercise of warrants to purchase 1,000,000 shares of Common Stock.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Howard Bedford is a director of the Company and the proposed purchaser of Company securities in the Change in Control Arrangement and, therefore, has a substantial direct interest in the matter to be acted upon in the Written Consent.

FINANCIAL AND OTHER INFORMATION

The financial and other information set forth under the captions “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operation,” “Item 7A. Quantitative and Qualitative Disclosures About Market Risk,” “Item 8. Financial Statements and Supplementary Data” and “Item 9. Changes in and Disagreements With Accountants on Accounting and Financial Disclosure” in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2006 is incorporated herein by reference.

For the Board of Directors,

Stephen D. Rubin

Chairman Emeritus of the Board

Chicago, Illinois

June 4, 2007

APPENDIX A

SUTTER SECURITIES INCORPORATED

April 16, 2007

Board of Directors

Vita Food Products, Inc.

2222 West Lake Street

Chicago, Illinois 60612

Dear Sirs:

We understand that Vita Food Products, Inc. (“Vita”) has entered into an agreement for the sale and warrants in a private placement to Howard Bedford (the “Transaction”), subject to receipt of a fairness opinion and to the approval of the American Stock Exchange. The Transaction includes the sale to Mr. Bedford of 2,400,000 shares at $1.25 per share, and the issuance to him of (a) 500,000 two year warrants at $1.25, (b) 500,000 three year warrants at $1.50, (c) 500,000 four year warrants at $1.50, and (d) 500,000 five-year warrants at $1.75.

You have provided us with a copy of the Subscription Agreement with respect to the Transaction (the “Subscription Agreement”).

You have asked us to render our opinion as to whether the Transaction is fair, from a financial point of view, to the shareholders of Vita other than Mr. Bedford.

In the course of our analyses for rendering this opinion, we have:

1.          reviewed the Subscription Agreement;

2.          reviewed Vita’s Annual Reports on Form 10-K for the years ended December 31, 2003 through 2005, a draft of its Annual Report on Form 10-K for the year ended December 31, 2006, and its Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 2006 ;

3.         reviewed certain operating and financial information, including projections, provided to us by management relating to Vita’s business and prospects;

4.         met with certain members of Vita’s senior management to discuss its operations, historical financial statements and future prospects;

5.       discussed the Transaction with Mr. Bedford and with certain other directors of Vita;

6.       considered the financial condition of Vita and the impact of the Transaction on Vita’s viability;

7.      visited Vita’s facilities in Chicago;

8.         reviewed the historical market prices, volatility and trading volume of the common shares of Vita;

9.         reviewed certain publicly available market data with respect to companies which we deemed generally comparable to Vita; and

10.conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

In the course of our review, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us by Vita. With respect to Vita’s projected financial results, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgment of the management of Vita. We have not assumed any responsibility for the information or projections provided to us and we have further relied upon the assurances of the management of Vita that it is unaware of any facts that would make the information or projections provided to us incomplete or misleading. In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets of Vita. Our opinion is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof.

Based on the foregoing, it is our opinion that the Transaction is fair, from a financial point of view, to the shareholders of Vita other than Mr. Bedford.

It is understood that this letter is intended solely for the benefit and use of the Board of Directors of Vita and is not to be used for any other purpose, or reproduced, disseminated, quoted or referred to at any time, in whole or in part, in any manner for any purpose without our prior consent, which will not be unreasonably withheld.

Very truly yours,

SUTTER SECURITIES INCORPORATED